        Rex Energy Corporation Announces the Retirement of Jack S. Shawver and Promotion of Bryan J. Clayton to Vice President and Illinois Basin District Manager

STATE COLLEGE, Pennsylvania (BUSINESS WIRE) – May 23, 2008 – Rex Energy Corporation (NASDAQ: REXX) announced today that Jack S. Shawver, Vice President and Illinois Basin District Manager, has announced his plans to retire. The company also announced that Bryan J. Clayton will succeed Mr. Shawver in the position.

Mr. Shawver joined Rex Energy following the acquisition of its Illinois Basin assets in 2005 and has managed its basin-wide operations since that time. Benjamin W. Hulburt, President and Chief Executive Officer commented, “We wish Jack all the best in his retirement and would like to thank him for his exemplary service to Rex Energy during his time with the company.” Mr. Shawver will remain with Rex Energy for an additional ninety-day transition period.

Mr. Clayton joined Rex Energy in 2007 as the Illinois Basin Regional Reservoir Engineering Manager with the primary responsibility for managing the reservoir engineering aspects of the Rex Energy’s Alkali Surfactant Polymer (ASP) enhanced oil recovery project.  He has 25 years of experience in oil and gas engineering, operations and management.  Mr. Clayton gained substantial industry experience working for several oil and gas companies in the mid-continent region, including Vintage Petroleum and Schlumberger, with responsibilities in reservoir engineering, acquisitions and technical management.  Mr. Clayton received his B.S. degree in Petroleum Engineering from the University of Tulsa.

In his new position, Mr. Clayton will manage all of Rex Energy’s Illinois Basin activities, including its ASP enhanced oil recovery project. Mr. Clayton will report directly to William L. Ottaviani, Rex Energy’s Executive Vice President and Chief Operating Officer.

In announcing this promotion, Mr. Hulburt, further added, “We are very pleased that Bryan has accepted this promotion and thrilled to promote a valued employee with Bryan’s extensive capabilities into this leadership role. His proven track record in engineering and operational management can enable the company to continue to deliver results on our business plans in the Illinois Basin.”

About Rex Energy Corporation

Rex Energy Corporation is an independent oil and gas company operating in the Illinois Basin, the Appalachian Basin and the Southwestern Region of the United States.  The Company has pursued a balanced growth strategy of exploiting its sizable inventory of lower risk developmental drilling locations, pursuing its higher potential exploration drilling prospects and actively seeking to acquire complementary oil and natural gas properties.

For more information, contact: Joseph DeSimone, director of investor relations, at (814) 278-7267 or jdesimone@rexenergycorp.com

Forward-Looking Statements

Except for historical information, statements made in this release are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management's assumptions and the Company's future performance are subject to a wide range of business risks and uncertainties, and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the volatility of oil and gas prices, the costs and results of drilling and operations, the timing of production, mechanical and other inherent risks associated with oil and gas production, weather, the availability of drilling equipment, changes in interest rates, litigation, uncertainties about reserve estimates, environmental risks and the occurrence of any unanticipated acquisition opportunities. The Company undertakes no obligation to publicly update or revise any forward-looking statements. Further information on risks and uncertainties is available in the Company's filings with the Securities and Exchange Commission.